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                                                                    EXHIBIT 10.2


                              CONSULTING AGREEMENT

         This Agreement is made and entered into on July 19, 1995, between PARCELWAY SYSTEMS HOLDING CORP., a Delaware corporation, hereinafter referred to as the "Company", and GEORGE M. SIEGEL, resident of Arizona, hereinafter collectively referred to as "Siegel".

                                    Recitals

         1. Siegel and the Company entered into an Employment Agreement dated November 16, 1993 (the "Employment Agreement").

         2. One the date hereof, Siegel has resigned as an employee of the Company and as a member of the Company's Board of Directors, and the Company has accepted his resignation.

         3. The Company desires to continue to use Siegel's expertise by retaining Siegel as a consultant, and Siegel desires to assist the Company on this basis.

         Now, therefore, in consideration of the mutual promises set out in this Agreement, the parties hereto agree as follows.

         1. Engagement of Consultant. The Company hereby engages Siegel as a consultant, effective as of the date hereof. The Employment Agreement shall hereby be terminated and shall be of no further force or effect.

         2.      Compensation.

                 (a) Consulting Fee. Subject to the conditions herein set forth, during the term hereof the Company shall pay Siegel and Siegel agrees to accept from the Company, a consulting fee in the amount of $120,000 per year payable in semi-monthly installments of $5,000.

                 (b) Company Benefit Plans; Automobile Allowance. Siegel shall be eligible to participate in Company health insurance and similar benefit plans in the manner of an employee of the Company. In addition, Siegel shall be entitled to receive an automobile allowance of $500 per month.

                 (c) Business Expenses. The Company shall promptly reimburse Siegel for any reasonable business expenses paid by Siegel on behalf of the Company in the performance of his consulting duties hereunder upon receipt by the Company of an itemized request for reimbursement of expenditures reasonably supported by receipts or other documentation.
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         3.      Duties of Siegel.  Siegel shall perform such management
consulting services as may be reasonably requested from time to time by the board of directors of the Company and Siegel.

         4. Duration of Engagement. The term of Siegel's consulting agreement shall continue pursuant to this Agreement from the effective date until the earliest of the following:

         (i)     November 16, 1998;

         (ii)    the death or total disability of Siegel;

         (iii) voluntary termination of this Agreement by Siegel not due to the Company's material breach of any of the provisions of this Agreement; or

         (iv) the termination by the Company for "Just Cause," which shall mean:

                        a. the material breach by Siegel of any provision hereunder which has not been cured within a period of 90 days after Siegel has received specific written notice of such breach from the Company's board of directors; or

                        b.  the indictment of Siegel for any felony.

         5.      Termination Compensation.

                 (a) Termination at Death. Upon the death of Siegel, the Company shall pay to his designated beneficiary, as termination compensation, Siegel's consulting fee then in effect for three months after the date of death.

                 (b) Termination Due to Total Disability. Upon termination of Siegel's consulting engagement due to total disability, the Company shall pay to him, as termination compensation, his consulting fee for three months or until inception of long-term disability benefits provided under Company paid disability insurance coverage.

                 (c) Termination for Just Cause. Upon the termination of Siegel's consulting engagement for Just Cause, the Company shall pay no compensation to him other than his consulting fee for the month (or portion thereof) in which termination of consulting engagement took place.

                 (d) Offsets. The Company may offset any payment due under this Section 5 against any loan or account receivable due or other amounts owed





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         the Company by Siegel, if any, at the time of the termination of this
         Agreement.

         6. Confidentiality. Siegel acknowledges that the nature of his engagement and business relationship with the Company and his continued association with the Company necessarily involve the creation, transmittal and handling of, and access to, confidential information. Siegel also acknowledges that he will have access to and has become and will become familiar with confidential information (as defined in this Agreement) which is owned by the Company and is and will be regularly used in the operation of the business of the Company.

         Siegel agrees that he will not either directly or indirectly use, disclose or disseminate to any person or other entity any such confidential information either during the term of this Agreement or after his engagement by the Company is terminated. All confidential information relating to the business of the Company, whether prepared or compiled by Siegel or otherwise coming into his possession, shall remain the exclusive property of the Company and (after the cessation of Siegel's consulting engagement) shall not be removed from the premises of the Company (except in the ordinary course of the Company's business or consistent with policies promulgated by the board of directors of the Company) without the prior written consent of the board of directors of the Company.

         The term "confidential information" as used in this Agreement shall include (i) all information regarding the financial affairs of the Company and
(ii) all material undisclosed information regarding the strategies and plans of the Company; provided, however, that confidential information shall not include
(i) any data or information that was in the public domain at the time of Siegel's engagement by the Company, (ii) is or becomes generally available in the public domain (except as a result of Siegel's breach of this Agreement);
(iii) becomes available to Siegel on a non- confidential basis from an independent source, provided that such source is not bound by a confidentiality agreement with the Company; (iv) Siegel develops independently after the termination of this Agreement without the use of any other Confidential Information; (v) Siegel becomes legally compelled to disclose, in which case Siegel shall provide the Company with prompt written notice of such requirement so that the Company may seek a protective order (or other appropriate remedy) or waive compliance with the provisions of this Section 6 as it deems necessary.

         7. Non-Competition. During the term of Siegel's engagement hereunder and for a period of three years thereafter, Siegel will not, without the prior written consent of the Company, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which he owns 5% or less of any class of outstanding securities) or as an employee, agent, or consultant, engage in any way, in the delivery services business (which term shall include, but not be limited to, both conventional courier delivery services and on- premises dedicated





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delivery services) within a 250 mile radius of any of the 15 largest standard metropolitan areas of the United States. Siegel acknowledges and agrees that the ascertainment of damages in the event of his breach of any provision of this provision would be difficult, if not impossible, and that the Company, in addition to and without limiting any other remedy or right which it may have, shall have the right to an injunction, issued by a court of competent jurisdiction, enjoining such breach.

         8. Acknowledgment of Reasonableness of Covenants. Siegel has carefully read and considered the provisions of Sections 6 and 7 and, having done so, agrees that the terms of the covenants non-disclosure and non-competition are fair and reasonable and are reasonably required for the protection of the interests of the Company, its business, its officers, its directors, and its employees.

         9. Consultant's Status as Stockholder. Consultant is a significant stockholder of the Company. Nothing contained herein is intended to impair or expand any right which Consultant derives from his status as a stockholder, which shall remain unaffected by any action taken hereunder or by any termination of this Agreement. The Company covenants to make available to Consultant all information which is generally distributed to stockholders of the Company or which may be generally accessed by stockholders.

         10. Confidentiality. Each of the Company and Consultant will treat as confidential terms and conditions of this Agreement and will not disclose such information to third parties except (i) as may be required by law or (ii) to the extent required under generally accepted accounting principles to be referenced in the Company's audited financial statements.

         11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Arizona.

         12. Assignment. This Agreement is personal in nature and therefore shall not be assignable by either party without the written consent of the other; provided, however, that the Company may assign this Agreement to any subsidiary corporation directly or indirectly owned by the Company.

         13. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions of this Agreement shall in no way be construed
(i) to be a waiver of such provisions, or (ii) to affect the validity of this Agreement, or any part of this Agreement, or the right of either party to enforce each provision in accordance with the terms of this Agreement.





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         EXECUTED the day, month and year first above written.

                                        PARCELWAY SYSTEMS HOLDING CORP.


                                        By:  /s/ Richard K. McClelland
                                            ----------------------------
                                                 Richard K. McClelland
                                                 President



                                                /s/ George M. Siegel
                                             --------------------------
                                                 George M. Siegel





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